EXHIBIT 99.1

GEOWORKS NAMES STEVE MITCHELL NEW PRESIDENT AND CEO

     Professional Services Provider Also Announces New Executive Team and Board Changes

EMERYVILLE, Calif., March 7 /PRNewswire-FirstCall/ -- Geoworks Corporation (Nasdaq: GWRX - news), a provider of leading-edge software design and engineering services to the mobile and handheld device industry, today announced that Steve Mitchell has been promoted to president and chief executive officer and will join the board of directors effective April 1, 2002. Dave Grannan, Geoworks' outgoing president and chief executive officer, will replace David Neylon as chairman of the board today and continue to play a significant role in driving strategic opportunities for the company.

o  (Photo: http://www.newscom.com/cgi-bin/prnh/20010124/GWRXLOGO)
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With Geoworks renewing its focus on professional services for the embedded and handheld device industry and exiting its AirBoss(TM) business, the company has restructured the management team to best reflect this new strategic direction. As a pioneer in the smart phone operating systems and applications market with significant real-time and embedded device operating system experience, Geoworks is positioned to support and drive projects for next- generation mobile operating systems and applications for the embedded, handheld device and smart phone markets. The management team and board of directors serve as a strong and experienced team to lead the professional services organization.

Mitchell brings more than 15 years of executive leadership experience to the position. Mitchell joined Geoworks in November 2000 and has been a key member of the executive team responsible for significant organizational and operational functions including human resources, corporate strategy and operations management. Prior to assuming the CEO position at Geoworks, he served as chief operating officer for Aureal Inc., a sound chip manufacturer, where he led mergers and acquisitions activities. Mitchell has previously also held management positions at Nextel Communications where he was involved in driving and supporting the rapid growth of the company and was responsible for integration efforts with several acquisitions.

"Steve Mitchell brings a wealth of management expertise to the position. As chairman of the board, I look forward to working with Steve to help the company operate the professional services business to capitalize on its potential," said Dave Grannan.

In addition, Geoworks announced the promotion of Ashley Griffiths from director of sales and business development to vice president of worldwide sales and marketing. Based in Europe, Griffiths will be responsible for growing the professional services business.

Geoworks also announced that Jim Judge, president of Cambridge Consulting Solutions Inc., will join the board of directors. With over 18 years of marketing and business development management experience in computing, software and communications markets, he has extensive knowledge of both the professional services and the mobile handheld device industries. Kevin Fitzgerald, Andrew Cole and David Neylon are stepping down from their current board member positions.

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"It is my pleasure to welcome Ashley to his new appointment, and Jim to the board of directors. This reconstitution of management and the board of directors underscores the company's commitment to realize the full value of its professional services organization," said Steve Mitchell. "And I again want to express our appreciation to the outgoing board members." Mitchell's new executive team will consist of Tim Toppin, chief financial officer; Ashley Griffiths, vice president, worldwide sales and marketing; Ken Norbury, vice president, professional services; and Jim Given, vice president and general counsel. Concluding, Grannan said, "These changes in the management team and board are necessary and consistent with the changes we announced in January."

About Geoworks

Geoworks Corporation is a provider of leading-edge software design and engineering services to the mobile and handheld device industry. With nearly two decades of experience developing wireless operating systems, related applications and wireless server technology, Geoworks has worked with industry leaders in mobile phones and mobile data applications including Mitsubishi Electric Corporation and Nokia. Based in Emeryville, California, the company also has a European development center in the United Kingdom. Additional information can be found on the World Wide Web at http://www.geoworks.com.

Statements in this press release that relate to future results and events are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including risks related to our reorganization and our reliance on certain members of our management team. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

NOTE: Geoworks is a trademark of Geoworks Corporation.


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